Exhibit 99.1

Contact: For Investors: ir@solidiontech.com For Media: press@solidiontech.com www.solidiontech.com

Solidion Technology Reports Results for Q2 2024

●	Net Income of approximately $22 Million and EPS of $0.23 primarily due to change in value of derivative liabilities

●	$2.9 million loss from continuing operations

Dallas, TX (August 13th, 2024) — Solidion Technology Inc. (“Solidion” or the “Company”) (Nasdaq: STI), an advanced battery technology solutions provider, today announced it has released financial and operating results for the second quarter of 2024. The unaudited condensed consolidated financial statements of Solidion and additional information, including updated pro forma information, can be found in Solidion’s Form 10-Q, filed with the Securities and Exchange Commission on August 13th, 2024 (the “Form 10Q”). This earnings release should be read together with the information contained in the Form 10-Q.

Select 2nd Quarter Highlights

●	Net Income of $22,018,416, with EPS of $0.23, including $24,966,700 due to the change in the fair value of derivative liabilities.

●	$2.9 million loss from continuing operations.

●	“The company continues to make significant strides towards commercialization while keeping an open eye out for distressed assets within our sector,” said Jaymes Winters, CEO of Solidion Technology. “We continue to focus on cost reduction where necessary”.

●	As previously announced, the company has achieved significant technological milestones related to the commercialization of graphite and silicon anode battery materials technologies.

●	As previously disclosed, the company has been added to the broad-market Russell 3000 ® Index, effective June 28th, 2024.

About Solidion

Solidion’s core business includes manufacturing of battery materials and components, as well as development and production of next-generation batteries for energy storage systems and electric vehicles for ground, air, and sea transportation. Solidion offers two lines of battery products: (i) advanced anode materials (ready for production expansion); and (ii) three classes of solid-state batteries, including Silicon-rich all-solid-state lithium-ion cells (Gen 1), anode less lithium metal cells (Gen 2), and lithium-sulfur cells (Gen 3), all featuring an advanced polymer- or polymer/inorganic composite-based solid electrolyte that is process-friendly. Solidion’s solid-state batteries can be manufactured at scale using current lithium-ion cell production facilities; this feature enables fastest time-to-market of safe solid-state batteries. Solidion batteries are designed to deliver significantly extended EV range, improved battery safety, lower cost per KWh, fastest time-to-market, and next-gen cathodes (potential to replace expensive nickel and cobalt with sulfur (S) and other more abundant elements). The company is headquartered in Dallas, Texas, and has pilot production facilities in Dayton, Ohio.

For additional information about, please visit: https://www.solidiontech.com/

Forward-Looking Statements[SH1]

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Solidion Technology Inc., (Nasdaq: STI) (the “Company,” "Solidion,” “we,” “our” or “us”) desires to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and is including this cautionary statement in connection with this safe harbor legislation. The words "forecasts" "believe," "may," "estimate," "continue," "anticipate," "intend," "should," "plan," "could," "target," "potential," "is likely," "expect" and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements primarily on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include (i) the lack of a third party valuation in determining to pursue the business combination, (ii) the effect of the announcement or closing of the business combination on Solidion’s business relationships, operating results and business generally, (iii) risks that the business combination disrupts current plans and operations of Solidion and potential difficulties in Solidion employee retention as a result of the transaction, (iv) the outcome of any legal proceedings that may be instituted against Honeycomb Battery Company or against Nubia Brand International Corp. (“Nubia”) related to the transaction, (v) the ability to maintain the listing of Solidion’s securities on a national securities exchange, (vi) volatility of the price of Solidion’s securities due to a variety of factors, including changes in the competitive and highly regulated industries in which Solidion operates, variations in operating performance across competitors, changes in laws and regulations affecting Solidion’s business and changes in the combined capital structure, (vi) the ability to implement business plans, forecasts, and other expectations after the completion of the transaction, and identify and realize additional opportunities, and (vii) the risk of downturns and a changing regulatory landscape in the highly competitive EV battery industry, and the Risk Factors contained within our filings with the SEC, including Solidion’s Annual Report on Form 10-K filed with the SEC on April 12, 2024. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required by law.